Exhibit 10(b), Form 10-Q

Kansas City Life Insurance Company

THIRTY-SIXTH AMENDMENT

KANSAS CITY LIFE INSURANCE COMPANY

SAVINGS AND PROFIT SHARING PLAN

Exhibit 10(b), Form 10-Q

Kansas City Life Insurance Company

TABLE OF CONTENTS

ARTICLE I. Creation and Purpose of Plan and Trust		1
1.1.	Name	1
1.2.	Purpose	1
1.3.	Exclusive Benefit of Employees	1
ARTICLE II. Qualification and Eligibility		1
2.1.	Qualification	1
2.2.	Enrollment Communication	2
2.3.	Participation and Service on Reemployment	2
ARTICLE III. Participant Contributions		3
3.1.	Pre-Tax Elective Contributions	3
3.2.	Roth Elective Contributions	3
3.3.	Catch-Up Contributions	4
3.4.	Automatic Contributions	5
3.5.	Dollar Limitation on Elective Contributions	7
3.6.	Compensation Defined	7
3.7.	Allocation of Elective Contributions and Catch-Up Contributions to Accounts	7
3.8.	Distribution Conditions	7
3.9.	Withdrawal, Financial Hardship	8
3.10.	Compensation Reduction Limitations	9
3.11.	Deferral Percentage Test	10
3.12.	Actual Contribution Percentage (ACP) Test	11
3.13.	Combined Deferral Plans	12
3.14.	Rollover Contributions	13
ARTICLE IV. Company Matching Contributions and Discretionary Profit Sharing Contributions		14
4.1.	Rate of Matching Company Contribution	14
4.2.	Discretionary Profit Sharing Contribution	14
4.3.	Form of Payment	14
ARTICLE V. Investment of Contributions		14
5.1.	Investment of Funds	14
5.2.	Voting of Shares	15
5.3.	Tender Offer	15
ARTICLE VI. Allocation to and Valuation of Participants’ Accounts		15
6.1.	Investment Funds	15
6.2.	Participants’ Accounts	16
6.3.	Selected Investments	16
6.4.	Investment Changes	17
6.5.	Investment in Kansas City Life Stock Investment Option	17
6.6.	Dividend Reinvestment	17

ARTICLE VII. Allocation of Fiduciary Responsibility		18
7.1.	Fiduciaries	18
7.2.	Administration	18
7.3.	Trustees	18
7.4.	Duties	18
ARTICLE VIII. Vesting		18
8.1.	Vesting of Company Contributions	18
8.2.	Vesting of Company Contributions upon Termination of Plan	19
ARTICLE IX. Account Withdrawals		20
9.1.	Optional Withdrawals	20
9.2.	Withdrawals for Financial Need	20
9.3.	Time and Method of Payment	20
9.4.	Elective Account Loans	20
ARTICLE X. Distributions		21
10.1.	Distribution of Full Value of Accounts	21
10.2.	Termination	21
10.3.	Method of Distribution	21
10.4.	Commencement of Distribution	22
10.5.	Valuation	22
10.6.	Facility of Payment	22
10.7.	Beneficiary Designation	22
10.8.	Fractional Shares	23
10.9.	Repayment upon Reemployment	23
ARTICLE XI. Application of Forfeitures		23
ARTICLE XII. Administrative Committee		23
12.1.	Membership	23
12.2.	Claims Procedure	24
ARTICLE XIII. Amendment and Termination		25
13.1.	Amendment	25
13.2.	Termination	25
13.3.	Merger	25
ARTICLE XIV. The Trust		25
14.1.	Number of Trustees	25
14.2.	Trustees shall Receive Sums Paid	25
14.3.	Investment of Funds	26
14.4.	Disbursement of Funds	27
14.5.	Instructions to Trustees	27
14.6.	Fiduciary Insurance	27
14.7.	Accounting by Trustees	27
14.8.	Compensation	27
14.9.	Trustees and Vacancies	28
14.10.	Rules	28
ARTICLE XV. General Provisions		28
15.1.	Expenses	28

ii

15.2.	Source of Payment	28
15.3.	Inalienability of Benefits	28
15.4.	No Right to Employment	29
15.5.	Unknown Heirs	29
15.6.	Accrued Benefit	29
15.7.	Uniform Administration	29
15.8.	Severability	29
15.9.	Indemnification	29
15.10.	Articles	29
15.11.	Gender	29
15.12.	Plural	29
15.13.	Disability	29
15.14.	Retirement Dates	30
15.15.	Initial Qualification	30
15.16.	Company	31
15.17.	Employee	31
15.18.	Affiliated Corporation	31
15.19.	Agents	31
15.20.	Company Stock	31
15.21.	Executive Committee	31
15.22.	Board of Directors	32
15.23.	Maximum Limitation	32
15.24.	Affiliated Company Participation	34
15.25.	Highly Compensated Person or Highly Compensated Employee	34
15.26.	Years of Employment for Matching Contribution Purposes	35
15.27.	Years of Employment for Vesting Purposes	35
15.28.	Hour of Service	36
15.29.	Direct Rollovers	36
15.30.	Participants who Enter Armed Forces	38
15.31.	Contribution Under Mistake of Fact	39
15.32.	Contributions Conditioned on Deductibility	39
15.33.	Internal Revenue Code	39
15.34.	ERISA	39
ARTICLE XVI. Top Heavy Provisions		39
16.1.	Compensation Limits	39
16.2.	Key Employee	39
16.3.	Non-Key Employee	40
16.4.	Super Top Heavy Plan	40
16.5.	Top Heavy Plan	40
16.6.	Top Heavy Plan Year	40
16.7.	Top Heavy Plan Requirements	40
16.8.	Determination of Top Heavy Status	41
16.9.	Modification of Top Heavy Rules	44

iii

Exhibit 10(b), Form 10-Q

Kansas City Life Insurance Company

THIRTY-SIXTH AMENDMENT

KANSAS CITY LIFE INSURANCE COMPANY

SAVINGS AND PROFIT SHARING PLAN

THIS THIRTY-SIXTH AMENDMENT, comprising the restated Kansas City Life Insurance Company Savings and Profit Sharing Plan, is effective January 1, 2012, except where an earlier or later effective date is otherwise stated herein, and is entered into by and between Kansas City Life Insurance Company, a Corporation organized and existing under the laws of the State of Missouri, and Charles R. Duffy, Jr., Donald E. Krebs and Mark A. Milton, Successor Trustees, hereinafter referred to as the “Trustees”.

ARTICLE I.

Creation and Purpose of Plan and Trust

1.1.

Name. The Kansas City Life Insurance Company established this Plan and Trust known as the “Kansas City Life Insurance Company Savings and Profit Sharing Plan” (formerly the Kansas City Life Insurance Company Savings and Investment Plan), hereinafter sometimes referred to as the “Plan” or “Trust”.

1.2.

Purpose. It is the purpose of this Plan to recognize the contributions of employees to the successful operation of the Company and to reward such contributions by providing certain savings and investment and profit sharing benefits for those who become participants under the Plan, and for their beneficiaries.

1.3.

Exclusive Benefit of Employees. This Plan and Trust have been established for the exclusive benefit of the Company’s employees and their beneficiaries. The terms of this Plan are intended to comply with the provisions of Sections 401(a), 501(a) and 401(k) of the Internal Revenue Code of 1986 as amended from time to time, and Treasury Department Regulations in connection therewith in order that the Plan and Trust may qualify for tax exemption. Under no circumstances shall any part of the principal or income of the Plan and Trust be used for, or revert to, the Company, or be used for, or diverted to, any purposes other than for the exclusive benefit of the employees and their beneficiaries. This Plan and Trust shall not be construed, however, as giving any employee, or any other person, any right, legal or equitable as against the Company, the Trustees, or the principal or income of the Trust, except as specifically provided for herein, nor shall it be construed as giving any employee the right to remain with the Company or in the Company’s employment.

ARTICLE II.

Qualification and Eligibility

2.1.	Qualification. The requirements of qualification for employees are set forth hereinafter.

(a)

Each employee, as defined in Paragraph 15.17, shall be a participant and qualified to make an election or deemed election for participant contributions under Article III upon the later of the employee’s date of hire by the Company or attaining the age of twenty-one (21) years.

(b)

Each participant as determined under Paragraph 2.1(a) shall be qualified to receive an account allocation of a Company matching contribution as specified in Paragraph 4.1 and a discretionary profit sharing contribution, if any, as specified in Paragraph 4.2 and subject to any conditions of Paragraph 4.2.

(c)	With respect to this Plan,

1.

Except for periods of service that are disregarded as described in Paragraph 2.3, and except as otherwise provided herein, an employee will receive credit for service for the aggregate of all time periods (regardless of an employee’s actual hours of service) commencing with the employee’s employment commencement date, or with the employee’s reemployment commencement date, and ending on the date a break in service begins. An employee’s employment commencement date or the employee’s reemployment commencement date begins on the first day the employee performs an hour of service upon employment or reemployment. An employee who is reemployed will be credited with service for any period of severance of less than twelve (12) consecutive months and such employee’s employment date preceding such reemployment shall continue to be such employee’s employment commencement date. Any other employee who is reemployed will have an adjusted employment commencement date which will reflect the employee’s prior service but will not reflect any period of time from and after the employee’s preceding termination date until the employee’s reemployment date.

2.

A break in service is a period of severance of at least twelve (12) consecutive months. A period of severance is a continuous period of time during which the employee is not employed by the Company. The continuous period begins on the date the employee retires, quits, is discharged, or dies, or if earlier, the first twelve (12) month anniversary of the date on which the employee is absent from service for any other reason (including disability, vacation, leave of absence, layoff, etc.) In case of an employee who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first date the employee is otherwise absent from service does not constitute a break in service.

2.2.

Enrollment Communication. The Company shall inform each new employee when hired of the Plan and shall provide them with enrollment information if eligible. If not eligible on the date of employment, the employee will be notified when the eligibility requirements of Paragraph 2.1 are attained.

2.3.	Participation and Service on Reemployment. Subject to the provisions of this Plan, active participation in the Plan by an employee shall cease upon termination of employment with the Company.

Upon the reemployment by the Company of any person whose participation has been terminated the employee shall be eligible to participate in the Plan as soon as administratively feasible following the date of the employee’s reemployment if otherwise qualified.

In the case of a person who was fully or partially vested in the Company contribution account when the prior period of employment terminated, any service attributable to the prior period of employment shall be reinstated for vesting and Company matching contribution purposes as of the date of reemployment and the person shall be vested in accordance with prior years of service.

In the case of a reemployed employee who was not a participant in the Plan during the prior period of employment or in the case of a participant who was not vested when the prior period of employment terminated, any service attributable to the prior period of employment shall be restored for vesting and Company matching contribution purposes unless the number of one (1) year breaks in service equals or exceeds the greater of five (5) consecutive years of service or the aggregate number of years of service earned before the consecutive breaks in service.

If an employee’s employment with Kansas City Life Insurance Company, Sunset Life Insurance Company of America, Old American Insurance Company or any other affiliated corporation of Kansas City Life Insurance Company, shall be terminated and the person is subsequently employed by any other of the affiliated corporations, the employee’s employment shall be treated as if under one (1) employer for the purpose of this Plan. However, employment with Old American Insurance Company prior to November 1, 1991 shall not be taken into account for purposes of the Plan.

ARTICLE III.

Participant Contributions

3.1.

Pre-Tax Elective Contributions. An eligible employee who is a participant may elect (or may be deemed to elect under the automatic contribution provisions of Paragraph 3.4) to have pre-tax elective contributions made to the Plan on his or her behalf per payroll period at a percentage rate for each payroll period of at least one percent (1%) of the participant’s compensation, and not more than one hundred percent (100%) of the participant’s compensation, or, in the case of a highly compensated employee, not more than such maximum percent of the participant’s compensation as established by the Administrative Committee from time to time. A participant may change or suspend the participant’s pre-tax elective contributions or commence pre-tax elective contributions at any time, in accordance with procedures established by the Administrative Committee. Elective contributions (which include both pre-tax elective contributions and Roth elective contributions) are subject to the limitations under Paragraph 3.5, Paragraph 3.10 and Paragraph 15.23.

3.2.

Roth Elective Contributions. Effective January 1, 2008, an eligible employee who is a participant may elect to have Roth elective contributions made to the Plan on his or her behalf per payroll period at a percentage rate for each payroll period of at least one percent (1%) of the participant’s compensation, and not more than one hundred percent

(100%) of the participant’s compensation, or, in the case of a highly compensated employee, not more than such maximum percent of the participant’s compensation as established by the Administrative Committee from time to time. A participant’s election of Roth elective contributions must be an affirmative election, in accordance with procedures established by the Administrative Committee, that elective contributions be made on an after-tax basis. Any amount of the participant’s elective contributions contributed on an after-tax basis as Roth elective contributions will be deducted from the participant’s compensation after withholding of applicable Federal, state and local income taxes. A participant may change or suspend the participant’s Roth elective contributions or commence Roth elective contributions at any time, in accordance with procedures established by the Administrative Committee. Elective contributions (which include both pre-tax elective contributions and Roth elective contributions) are subject to the limitations under Paragraph 3.5, Paragraph 3.10 and Paragraph 15.23.

3.3.

Catch-Up Contributions. An eligible employee who is an “eligible participant” (as defined in subparagraph (a) below) and who has elected to have elective contributions made to the Plan on his or her behalf pursuant to Paragraph 3.1 or Paragraph 3.2, or a combination of both, also may elect to have a catch-up contribution made to the Plan on his or her behalf from his or her compensation; provided, however, in no event may the catch-up contribution of an eligible participant for a calendar year exceed the maximum amount permitted in the subparagraph (b) below. The final amount of the catch-up contribution of an eligible participant shall be determined as of the last day of the Plan year.

(a)

A participant shall be an eligible participant under this Paragraph 3.3 on the first day of a calendar year if the participant is projected to have attained age 50 on or before the last day of the calendar year.

(b)	An eligible participant’s catch-up contribution for a calendar year may not exceed the lesser of the following:

1.

The applicable dollar limit imposed under Code Section 414(v)(2)(B) for the calendar year (which is $5,500 for 2012) as it may be adjusted from year to year on an annual basis for cost-of-living increases in accordance with Code Section 414(v)(2)(C); or

2.	The excess of (A) the participant’s compensation for the calendar year over (B) the participant’s elective contributions under Paragraphs 3.1 and 3.2 for the calendar year.

(c)

An eligible participant’s catch-up contributions may be pre-tax catch-up contributions, Roth catch-up contributions, or a combination of both. An eligible participant’s election of Roth catch-up contributions must be an affirmative election, in accordance with procedures established by the Administrative Committee, that catch-up contributions be made on an after-tax basis. An eligible participant may change or suspend the participant’s catch-up contributions or commence catch-up contributions at any time, in accordance with the procedures established by the Administrative Committee.

(d)

Catch-up contributions will not be taken into account for purposes of Paragraphs 3.5 and 15.23 (the provisions of the Plan implementing requirements of Code Sections 402(g) and 415). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of catch-up contributions.

3.4.

Automatic Contributions. Effective January 1, 2008, the Plan includes an automatic contribution arrangement within the meaning of Section 514(e)(2) of ERISA and as set forth in this Paragraph 3.4. Any reference in the Plan to a participant’s election of elective contributions also includes a participant’s deemed election under this Paragraph 3.4, and any reference to a participant’s elective contributions also includes contributions made pursuant to the participant’s deemed elections under this Paragraph 3.4. The provisions of this Paragraph 3.4 shall be administered in accordance with procedures adopted by the Administrative Committee.

(a)	Covered Employees. The provisions of this Paragraph 3.4 apply to each new eligible employee.

(b)

Initial Deemed Elections. A participant to whom this Paragraph 3.4 applies shall be deemed to elect the pre-tax elective contribution described below in this subparagraph (b) effective as the date specified in the notice provided under Paragraph 3.4(d) which date shall be the date this Paragraph 3.4 first applies to such participant or as soon as administratively practical after such date. The deemed election of such participant will be a pre-tax elective contribution for each payroll period in an amount equal to three percent (3%) of the participant’s compensation payable for the payroll period.

(c)

Cancellation of Deemed Election Provisions. Notwithstanding the preceding provisions of this Paragraph 3.4, if at any time after receiving the notice described in Paragraph 3.4(e) a participant cancels or changes a deemed election under this Paragraph 3.4 in the manner provided under procedures established by the Administrative Committee, then this Paragraph 3.4 will cease apply to such participant and the participant will no longer be required to receive the annual notice regarding automatic elective contributions described in Paragraph 3.4(e).

(d)

Withdrawal of Automatic Contributions. A participant who is deemed to have elected pre-tax elective contributions under Paragraph 3.4(b) who subsequently elects to make no pre-tax elective contributions, may elect to withdraw pre-tax elective contributions made pursuant to the participant’s deemed election under Paragraph 3.4(b), as adjusted for earnings or losses, subject to the following provisions:

1.

The election to withdraw must be made no later than 90 days after the date of the participant’s first elective contribution (deemed or voluntary). For this purpose, the date of the participant’s first elective contribution (deemed or voluntary) is the date that the amount of the first elective contribution (deemed or voluntary) would have been paid to and taxable to the participant absent the deemed election under Paragraph 3.4. The withdrawal provisions of this Paragraph 3.4(d) will not apply with respect to a participant whose deemed election under Paragraph 3.4(b) is made upon the participant’s reemployment unless such participant did not make any elective contributions (deemed or voluntary) to the Plan for a period beginning on the first day of the Plan year preceding the Plan year in which the reemployed participant made elective contributions (deemed or voluntary) under the Plan and ending on the date immediately preceding the reemployed participant’s first elective contributions (deemed or voluntary) under the Plan upon reemployment.

2.

The withdrawal election under this Paragraph 3.4(d) will be effective as soon as practicable after the election is made, but in no event later than the earlier of (i) the pay date for the second payroll period that begins after the date the withdrawal election is made, or (ii) the first pay date that occurs at least 30 days after the withdrawal election is made.

3.

The amount distributed pursuant to the withdrawal election will be the total amount of the participant’s deemed elective contributions made through the effective date of the withdrawal election as adjusted for allocable gains and losses through the date of distribution.

4.

Any Company matching contributions that have been made to the Plan on behalf of the participant with respect to the participant’s withdrawn deemed elective contributions as adjusted for allocable gains and losses must be forfeited, or, if not yet allocated as of the date of the withdrawal, will not be allocated. Any such forfeited Company matching contributions will be applied in the same manner as other Plan forfeitures as provided in Article XI.

5.

Any deemed elective contributions withdrawn pursuant to the provisions of this Paragraph 3.4(d) will not be taken into account for purposes of applying the dollar limitation under Code Section 402(g)(1) or for purposes of applying the actual deferral percentage test under Code Section 401(k)(3).

(e)

Notice. Within a reasonable period of time prior to the effective date for an employee’s deemed elective contributions under Paragraph 3.4(b), the employee will receive a notice as hereinafter described (the “initial notice”). In addition to the initial notice, within a reasonable period of time prior to the first day of each Plan year following a participant’s initial notice, if the participant has remained an employee and participant since the date of the initial notice and has not made an election out of deemed elective contributions as described in Paragraph 3.4(c) or Paragraph 3.4(d), the participant will again receive a notice (the “annual notice”). Each initial notice and annual notice will advise the employee of (1) the percentage of compensation of the employee’s deemed elective contributions, (2) the procedure for making an election out of deemed elective contributions as described in Paragraph 3.4(c), (3) the fund in which the employee’s deemed elective contributions will be invested absent an investment direction by the employee, and (4) with respect only to the initial notice, a description of the withdrawal provisions and procedures under Paragraph 3.4(d).

3.5.

Dollar Limitation on Elective Contributions. No participant shall be permitted to have annual elective contributions made under Paragraph 3.1, Paragraph 3.2 or Paragraph 3.4 this Plan, or any other qualified plan maintained by the Company during any taxable year, in an aggregate amount in excess of the dollar limitation contained in Code Section 402(g) ($17,000 in 2012) in effect for such taxable year.

3.6.	Compensation Defined.

(a)

For purposes of participant contributions under Paragraphs 3.1 through 3.4 of the Plan, and for purposes of Company contributions under Paragraphs 4.1 and 4.2 of the Plan, compensation includes only the fixed amounts, hourly, weekly, semi-monthly or monthly, due and payable to the Participant from the Company, not reduced by any salary reductions, excluding any bonuses, overtime, pay in lieu of vacation, pay while on layoff, severance pay, fringe benefits, deferred compensation benefits or other extraordinary payments by the Company. For Plan years beginning on or after January 1, 2002, a participant’s compensation for these purposes shall not exceed two hundred thousand dollars ($200,000) annually as adjusted at such time and in such manner in accordance with Code Section 401(a)(17). Elective contributions and catch-up contributions may only be made with respect to amounts that are compensation within the meaning of Code Section 415(c)(3).

(b)

For all other purposes of the Plan, unless otherwise provided, compensation shall be defined by the provisions of Treasury Regulation 1.415(c)-2(d)(4), as modified by the default rules of Treasury Regulation 1.415(c)-2(e).

3.7.

Allocation of Elective Contributions and Catch-Up Contributions to Accounts. A participant’s pre-tax elective contributions and pre-tax catch-up contributions will be allocated to the participant’s pre-tax elective account. A participant’s Roth elective contributions and Roth catch-up contributions will be allocated to the participant’s Roth elective account. A participant’s pre-tax elective account and Roth elective account are sometimes referred to collectively as the participant’s elective account.

3.8.

Distribution Conditions. The balance in each participant’s elective account shall be fully vested at all times and shall not be subject to forfeiture for any reason. Amounts held in the participant’s elective account may not be distributable prior to the earlier of,

(1)	Retirement, disability, severance of employment or death;

(2)	Attainment of age fifty-nine and one-half (59 1/2);

(3)	Termination of the Plan without establishment of a successor Plan by the Company or an affiliated employer;

(4)	Proven financial hardship, subject to the limitations of Section 3.9; or

(5)

Beginning January 1, 2011, in the case of a “qualified reservist distribution” within the meaning of Code Section 72(t)(2)(G)(iii), the date on which the order or call to active duty for a period in excess of 179 days or an indefinite period begins.

Any distribution from a participant’s elective account under either of the preceding two subparagraphs of this Paragraph 3.8 shall be made first from the participant’s Roth elective contributions and second from the participant’s pre-tax elective contributions.

In the event that the dollar limitation provided for in Paragraph 3.5 is exceeded, the Administrative Committee shall direct the Trustees to distribute such excess amount and any income allocable to such amount, to the participant not later than April 15th following the close of the participant’s taxable year. Effective January 1, 2008, income allowable to excess amounts that are returned to the participant shall not include income after the end of the plan year for which the contribution was made. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the participant’s elective account or the amount of the contribution made for such participant’s elective account in the calendar year resulting from his or her salary reduction agreement.

In the event that a participant is also a participant in another qualified cash or deferred arrangement as defined in Code Section 401(k), a simplified employee pension plan as defined in Code Section 408(k) or a salary reduction arrangement within the meaning of Code Section 3121(a)(5)(d) and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangements and this Plan for a year cumulatively exceed the dollar limitation imposed by Code Section 402(g) in effect for such year as adjusted by the Internal Revenue Service Commissioner for increases in the cost of living the participant may, not later than March 1st following the close of participant’s taxable year, notify the Administrative Committee in writing of such excess and request that his or her deferred compensation to this Plan be reduced by an amount specified by the participant. Such amount shall then be distributed in the same manner as provided in the previous Paragraph.

Notwithstanding anything in this Paragraph 3.8 or the Plan to the contrary, for purposes of this Paragraph 3.8, a participant shall be treated as having been severed from employment during any period such participant is performing service in the uniformed services described in Code Section 3401(h)(2)(A). A participant who receives a distribution on account of deemed severance from employment described in the preceding sentence may not make an elective contribution under this Article III during the six-month period beginning on the date of distribution.

3.9.

Withdrawal, Financial Hardship. A participant may request a distribution from the participant’s elective account due to financial hardship. Commencing January 1, 1988, such distribution shall be limited solely to the participant’s elective contributions and catch-up contributions without regard to any earnings on such amounts. Withdrawal under this section shall only be authorized in the event of financial hardship if the distribution is made on account of an immediate and heavy financial need and it is necessary to satisfy the financial need. For purposes of this Paragraph, a distribution will be deemed to be on account of an immediate and heavy financial need if the distribution is for expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213 (d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); costs directly related to the purchase of a principal residence for the participant (excluding mortgage payments); payment of tuition, related educational fees and room and board expenses, for up to the next twelve (12) months of post-secondary education for the participant, or the participant’s spouse, children or dependents (as defined in Code Section 152 and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152 (d)(1)(B)); payments necessary to prevent the eviction of the participant from the participant’s principal residence or foreclosure on the mortgage on that residence; payments for burial or funeral expenses for the participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or expenses for the repair of damage to the participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

A distribution will be treated as necessary to satisfy an immediate and heavy financial need only to the extent that the distribution amount is not in excess of the amount required to satisfy the financial need. This amount may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. In addition, the participant must obtain all other currently available distributions (including distributions of ESOP dividends under Code Section 404(k), but not hardship distributions) and nontaxable loans under the Plan and all other plans maintained by the Company. A participant who receives a distribution from his or her elective account under the terms of this Paragraph shall be prohibited from making contributions to his elective account for six (6) months after receipt of the distribution. Withdrawals pursuant to this Paragraph may not be made by an individual who is an alternate payee under a Qualified Domestic Relations Order and for whom an account is being separately maintained, nor shall withdrawals pursuant to this Paragraph be made by a former employee who is entitled to distribution under Paragraph 10.4.

Any distribution from a participant’s elective account under this Paragraph 3.9 shall be made first from the participant’s Roth elective subaccount and second from the participant’s pre-tax elective subaccount.

3.10.

Compensation Reduction Limitations. To ensure continued qualification of the Plan, a test sometimes referred to as the “actual deferral percentage test” must be met for each Plan year. In order to meet the ADP test, it may be necessary to adjust contributions made by the Company resulting from the compensation reduction agreements entered into by certain of the participants.

In the event that the contribution ratios of the Plan do not satisfy the test, the Administrative Committee shall adjust the contributions resulting from the compensation reduction agreements as follows effective January 1, 1997:

(a)

Any distribution under this Paragraph shall as reasonably possible be made on or before the fifteenth (15th) day of the third (3rd) month following the end of the Plan year, but in no event later than the close of the following Plan year, which in this case is a calendar year and shall be determined in the following manner:

(i)	The dollar amount of excess contributions for each highly compensated participant shall be calculated.

(ii)	The total of the dollar amounts in (i) shall be determined.

(iii)

The contributions resulting from the compensation reduction agreement (“elective contributions”) of the highly compensated participant with the highest dollar amount of elective contributions shall be reduced by the amount required to cause that highly compensated participant’s elective contributions to equal the dollar amount of the elective contributions of the highly compensated participant with the next highest dollar amount of elective contributions. This amount shall be distributed to the highly compensated participant with the highest dollar amount. However, if a lesser reduction, when added to the dollar amount already distributed under this (iii) would equal the total excess contributions, the lesser reduction amount shall be distributed.

(iv)

If the total amount distributed is less than the total excess contributions, reductions shall continue to be made in accordance with (iii) until the total amount distributed equals the total excess contributions.

(v)

Any distribution from a participant’s elective account under this Paragraph 3.10(a) shall be made first from the participant’s Roth elective subaccount and second from the participant’s pre-tax elective subaccount.

(b)

For purposes of this Paragraph, income means the gain or loss allocable to excess contributions which shall equal the sum of the allocable gain or loss for the Plan year and the allocable gain or loss for the period between the end of the Plan year and the date of distribution (gap period). The income or loss allocable for the Plan year and the gap period is calculated separately and is determined by multiplying the income or loss for the Plan year and gap period by a fraction. The numerator of the fraction is the excess contributions made by the employee for the Plan year and the denominator is the total account balance of the employee attributable to elective contributions as of the end of the Plan year, reduced by the gain allocable to such total amount for the Plan year and increased by the loss allocable to such total amount for the Plan year. The income allocable to excess contributions for the period between the end of the Plan year and the date of distribution shall be calculated in the same manner by substituting “gap period” for “Plan year” in the fraction. Effective January 1, 2008, gap period income will not be included in ADP test corrections.

3.11.	Deferral Percentage Test.

(a)

Maximum annual allocation: Effective January 1, 1997, the actual deferral percentage for eligible highly compensated employees for the Plan year bears a relationship to the actual deferral percentage for all other eligible employees for the preceding Plan year which meets either of the following tests:

1.	The actual deferral percentage for the highly compensated participant group shall not be more than the actual deferral percentage of the nonhighly compensated participant group multiplied by 1.25, or

2.

The excess of the actual deferral percentage for the highly compensated participant group over the actual deferral percentage for the nonhighly compensated participant group shall not be more than two (2) percentage points or such lesser amount determined pursuant to regulations to prevent the multiple use of this alternative limitation with respect to any highly compensated participant. Additionally, the actual deferral percentage for the highly compensated participant group shall not exceed the actual deferral percentage for the nonhighly compensated participant group multiplied by two (2).

(b)

For the purposes of this section, actual deferral percentage means, with respect to the highly compensated participant group and nonhighly compensated participant group for a Plan year the average of the ratio, calculated separately for each participant in such group, of the amount of elective contributions allocated to each participant’s elective account, unreduced by distributions made pursuant to Paragraph 3.9 for such Plan year, to such participant’s compensation for such Plan year. In addition, for purposes of this section, highly compensated participant and nonhighly compensated participant shall include any employee eligible to enter into a compensation reduction agreement whether or not such agreement was made or suspended under the provisions of this Plan.

(c)

In the application of the tests referred to above, the Plan shall take elective contributions into account for the Plan year only if attributable to compensation that would be received by the participant during the Plan year or earned during the Plan year and received within two and one-half (2 and  1/2) months after the end of the Plan year. Such contribution shall be taken into account for a Plan year only if it is allocated to the participant’s account on a day within the Plan year.

3.12.

Actual Contribution Percentage (ACP) Test. In addition to the “actual deferred percentage test” referred to in Paragraph 3.10 above, the Plan must comply with the “actual contribution percentage test” required by Section 401(m)(1) and (2) of the Internal Revenue Code. Effective January 1, 1997, the actual contribution percentage for eligible highly compensated employees for the Plan year shall bear a relationship to the actual contribution percentage for all other employees for the preceding Plan year which meets either of the tests similar to those stated in Paragraph 3.11(a). Rather than stating the test in this Plan, the test is adopted by incorporating by reference herein the provisions of said Section 401(m)(1) and (2) and the regulations issued thereunder by the Internal Revenue Service.

(a)	In the event the actual contribution ratios of the Plan do not satisfy the test, the Administrative Committee shall distribute any excess aggregate contributions in a manner similar to that stated in Paragraph 3.10(a). However, if the highly compensated participant is not fully vested in the matching Company contribution and income allocable to such contribution, the non-vested amounts shall be forfeited and applied pursuant to Article XI.

(b)

For purposes of this Paragraph, income means the income or loss allocable to excess aggregate contributions which shall equal the sum of the allocable gain or loss for the Plan year and the allocable gain or loss for the period between the end of the Plan year and the date of distribution (gap period). The income or loss allocable to excess aggregate contributions for the Plan year and gap period is calculated separately by multiplying the income or loss allocable to matching contributions by a fraction. The numerator of the fraction is the amount of excess aggregate contributions made on behalf of the employee for the Plan year or gap period. The denominator is the total account balance of the employee attributable to matching contributions as of the end of the Plan year or gap period reduced by the gain allocable to such total amount for the Plan year or gap period and increased by the loss allocable to such total amount for the Plan year or gap period. Effective January 1, 2008, gap period income will not be included in ACP test corrections.

(c)

All such distributions shall as reasonably possible be made on or before the fifteenth (15th) day of the third (3rd) month following the end of the Plan year in which the excess aggregate contributions were made and no later than the end of the following Plan year.

(d)	Any distribution or forfeiture of excess aggregate contributions for any Plan year shall be made on the basis of the respective portions of such amounts attributable to each highly compensated person.

(e)	Matching contributions that are vested may not be forfeited to correct excess aggregate contributions.

3.13.

Combined Deferral Plans. For the purposes of this Plan, a highly compensated participant and nonhighly compensated participant shall include any employee eligible to participate in this Plan whether or not such participation was elected or any eligible employee whose participation has been suspended.

For the purposes of this Plan, if two (2) or more plans which include cash or deferred arrangements are considered one (1) plan for the purposes of Code Section 401(a)(4) or Section 410(b), the cash or deferred arrangements included in such plan shall be treated as one (1) arrangement.

For the purposes of this Plan, if a highly compensated participant is a participant under two (2) or more qualified cash or deferred arrangements of the Company or an affiliated corporation, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such highly compensated participant.

Notwithstanding the above, the determination and treatment of elective contributions and “actual deferral percentage” of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

3.14.	Rollover Contributions.

(a)

Rollover of Distribution from Qualified Plan. Effective January 1, 1998, a participant may, in accordance with procedures approved by the Administrative Committee, contribute to the Plan, as a rollover contribution, part or all of a cash distribution, or cash proceeds from a sale of property included in a distribution, that qualifies as an “eligible rollover distribution”, within the meaning of Code Section 402(c)(4), from a plan qualified under Code Section 401(a) in which the employee was a participant, provided, however, that such amount shall be paid to the Trustees on or before the sixtieth (60th) day after receipt by the employee of the distribution from the other qualified plan.

Alternatively, the Trustee may receive such contribution in a direct rollover from another plan qualified under Code Section 401(a) in which the employee was a participant.

An employee shall not be permitted to make a rollover contribution of any amount that is or has been in an individual retirement account or an individual retirement annuity, as defined in Code Section 408, unless such amount originated in a plan qualified under Code Section 401(a) in which the employee was a participant.

An employee shall be permitted to make a rollover contribution of any amount to this Plan from, and the Trustee may receive a direct rollover to this Plan of any amount from, an annuity contract or custodial account described in Code Section 403(b) or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

In no event will the Plan accept a direct rollover of after-tax contributions; provided, however, the Plan may accept a direct rollover of amounts from an account designated as a Roth account, and any such amounts will be a Roth rollover contribution.

(b)

Accounting for Rollover Contributions. All amounts received as rollover contributions pursuant to Paragraph 3.14(a) will be credited to a separate rollover account. Any Roth rollover contributions will be credited to a Roth rollover account. Rollover contributions shall be one hundred percent (100%) vested at all times. Rollover contributions shall not be treated as annual additions for purposes of Code Section 415. Rollover contributions shall not be taken into account for purposes of either the actual deferral percentage test of Code Section 401(k)(3) or the actual contribution percentage test of Code Section 401(m)(3).

ARTICLE IV.

Company Matching Contributions and

Discretionary Profit Sharing Contributions

4.1.

Rate of Matching Company Contribution. The Company shall, with respect to each participant qualified under Paragraph 2.1, contribute to the Trustees as soon as practical after each payroll period, a matching amount which will vary depending on the employee’s years of employment as determined under Paragraph 15.26, as follows:

Years of Employment	Matching Amount per $1.00 Deferred (Counting Deferrals up to 8% of Compensation)

Less than 5	$0.50
5 - 9	$0.75
10 or More	$1.00

Company matching contributions with respect to a participant shall be paid into the Trust and credited to such participant’s Company contribution account. Company matching contributions will be reviewed not less frequently than at the end of each plan year to determine whether the proper amount of matching contributions has been made for each participant, and the Company shall make a “true-up” Company matching contribution to participant Company contribution accounts as determined in such review. The Company shall not contribute a matching amount based upon any catch-up contributions made by a participant as permitted in Paragraph 3.3.

4.2.

Discretionary Profit Sharing Contribution. The Company may, at its discretion, make a contribution to the Plan on behalf of each participant who is an employee on the last day of the Plan year based on profits regardless of whether the employee has made elective contributions. The profit sharing contribution shall be allocated to each such employee’s Company contribution account in the proportion that each such employee’s compensation for the Plan year bears to the total compensation for all employees for the Plan year, but shall not exceed four percent (4%) of each such employee’s compensation for the Plan year.

4.3.	Form of Payment. The Company contributions shall be made in cash. Participants shall direct investment of Company contributions as provided in Paragraph 6.3.

ARTICLE V.

Investment of Contributions

5.1.

Investment of Funds. Contributions to the Trust shall be invested in accordance with the authority granted to the Trustees pursuant to the provisions of this Plan and Trust. Cash contributions to the Trust, whether by the Company or the participant, may be used for the purchase of Company stock.

5.2.

Voting of Shares. The Trustees shall vote the shares of stock of the Company for the respective accounts of the participants only in accordance with the directions of such participants in accordance with rules established by the Trustees, which directions may be certified to the Trustees by the Committee, or any agent designated thereby. Shares with respect to which no such direction shall be received and the fractional shares shall be voted by the Trustees in the same proportions as are shares as to which voting instructions have been received.

5.3.

Tender Offer. Notwithstanding any language in this Plan to the contrary, if the common capital stock of Kansas City Life Insurance Company shall become the subject of a tender offer, the Trustees may not take any action in response to such tender offer except as otherwise provided herein.

Upon notice from the Trustees of the Plan, and subject to their rules of procedure then issued, each participant may direct the Trustees to sell, offer to sell, exchange or otherwise dispose of the common capital stock of Kansas City Life Insurance Company allocated to such participant in the Kansas City Life Stock Investment option. Any such action shall only be in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Plan.

The Trustees shall sell, offer to sell, exchange or otherwise dispose of the common stock allocated to accounts in the Kansas City Life Stock Investment option of the participants with respect to which they have received directions to do so pursuant to this Article V.

To the extent to which participants do not instruct the Trustees or do not issue valid directions to the Trustees to sell, offer to sell, exchange or otherwise dispose of the common stock allocated to their account or accounts in the Kansas City Life Investment option, such participants shall be deemed to have directed the Trustees that such shares shall remain invested in said common capital stock.

If a participant’s tender shall be accepted, the account or accounts of the participant whose stock has been tendered shall be reduced by the value of the stock so tendered. The date for valuation shall be established by the Trustees and in order to facilitate such tender offers the Trustees may require special valuation dates.

At such time as cash is received for the benefit of a tendering participant, such cash shall be maintained in an escrow account for the benefit of such participant until such time as the Trustees shall determine that the reinvestment of the funds shall be appropriate. Any such reinvestment shall be as directed by the participant pursuant to Paragraph 6.2. Interest as earned by the Trustees in such escrow account shall be credited to the accounts of those participants whose cash is held. The availability of such cash for investment shall be the primary objective of the Trustees in the selection of the escrow account.

ARTICLE VI.

Allocation to and Valuation of Participants’ Accounts

6.1.	Investment Funds. The Trustees shall have the sole discretion to determine the different investment fund choices to be made available to participants; provided, however, the

Trustees shall include Company stock as an investment fund choice. The value of all Trust assets shall be determined on the basis of market values. Any purchase or sale of Company stock from a participant account shall be valued using the price at which stock was bought or sold by the Trust on the open market to execute the purchase or sale. Accounting procedures shall reflect the establishment of investment options with the intent that all participants’ contributions and Company contributions, and any earnings thereon, will be accounted for within these investment options as directed by participants. There shall be no guarantee regarding interest or gain, nor shall there be any guarantee against loss of principal in any of these options. It is intended that the Plan comply with Section 404(c) of the Employee Retirement Income Security Act of 1974.

6.2.

Participants’ Accounts. The Administrative Committee will maintain the following accounts for each participant under the Plan as applicable: an elective account (including a pre-tax elective subaccount and a Roth elective subaccount); a rollover account (including a pre-tax rollover subaccount and a Roth rollover subaccount); a Company contribution account; and a pre-1987 after-tax contribution account. The pre-1987 after-tax contribution account consists of participant voluntary after-tax contributions made to the Plan prior to 1987. Voluntary after-tax contributions made by a participant to the Plan for the 1987 Plan year are allocated to the pre-tax elective subaccount of the participant’s elective account.

A determination shall be made each business day of a calendar month on which the New York Stock Exchange is open for business of the value with respect to the participant’s accounts. Each participant shall be provided a statement of his or her account, reflecting the value thereof, not less often than quarterly.

Participant accounts shall be charged for the general expenses of the Plan and trust to the extent not otherwise paid by the Company in the manner directed by the Trustees. Any direct costs and expenses related to a participant’s account (including, but not limited to, the expense related to a loan or the expense related to a qualified domestic relations order) may be charged to the participant’s account as directed by the Trustees.

6.3.

Selected Investments. Each participant shall have the right to direct the Trustees to invest all or a portion of the participant’s accounts in any of the investment options subject to rules and procedures established by the Trustees. The portion of a participant’s accounts so directed shall be considered a directed investment account and shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation, or depreciation in market value attributable to such account. The Trustees shall from time to time establish rules and procedures which they determine necessary or appropriate for the proper administration of the investment options and direction of investments. Neither the Trustees nor the Administrative Committee nor the Company nor any other persons shall be under any duty to question the investment direction of any participant or to make any suggestions to any participant in connection therewith. In the event a participant fails to direct the investment of a participant’s account or accounts, then the account or accounts for which no investment direction is given shall be invested in the default investment alternative determined under procedures established by the Trustees.

The participant’s accounts may be invested one hundred percent (100%) in any one of the investment options, including the Kansas City Life Stock Investment option, or, if the participant wishes to invest in more than one (1) investment option, the participant shall specify the percentage to be invested in each. However, such percentage must be a whole percentage, for example, one percent (1%), twenty-six percent (26%) or eighty percent (80%) and no fractional percentages will be permitted.

A participant may request changes in the investment options as often as desired subject to any restrictions imposed by the investment funds or the Plan. However, in the case of a participant to whom the provisions of either Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 are applicable (hereinafter referred to as an “Insider”), the Trustees shall implement trading restrictions as they deem necessary or appropriate to comply with applicable securities laws.

Where it is necessary to liquidate part, but not all, of a participant’s account in order to effect a withdrawal or distribution hereunder, subject to any investment directions of the participant, the participant’s account to be distributed that is invested in the Kansas City Life Stock Investment option shall be liquidated only to the extent necessary to effect the distribution after all other investments of the participant’s account to be distributed have been liquidated.

6.4.

Investment Changes. Any participant shall have the right to require daily that the value of any one (1) or more of the participant’s accounts in the investment options be transferred for investment for the participant’s account in any other of the investment options subject to rules and procedures established by the Trustees and subject to the rules of Paragraph 6.3.

6.5.

Investment in Kansas City Life Stock Investment Option. The portion of a participant’s account that is allocated to the Kansas City Life Stock Investment option pursuant to Paragraph 6.3 herein shall be invested in shares of the Company stock subject to the limitations herein. Such shares shall be purchased by the Trustees or the party to whom such authority is granted hereunder, on the open market; provided however, that during any period during which the Company or the Trustees are precluded from making purchases of Kansas City Life Insurance Company shares by law or at any other time the Trustees may elect and the Company shall agree, if permitted by law and subject to the requirements of ERISA, the Trustees may purchase shares of the Company’s treasury stock or shares of its authorized but unissued stock at a purchase price determined in accordance with the provisions of ERISA. In the event the Company does not agree to sell its treasury stock or authorized but unissued stock, and if the Trustees are precluded from buying or are unable to buy such stock on the market, the Trustees shall invest such contributions until such time as shares of the Company stock shall be available for purchase by the Trustees.

6.6.

Dividend Reinvestment. Dividends and any other distributions received by the Trustees with respect to the investments allocated to the Kansas City Life Stock Investment option shall be invested in shares of the Company stock subject to other the provisions of this Article VI.

ARTICLE VII.

Allocation of Fiduciary Responsibility

7.1.

Fiduciaries. The fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. The Company shall have the sole responsibility for making the contributions required by the provisions of Article IV. The Executive Committee of the Board of Directors may from time to time designate an individual as the Appointing Fiduciary. The Appointing Fiduciary shall have the sole and absolute authority to appoint and remove the Trustees and the members of the Administrative Committee. If at any time there is no Appointing Fiduciary then acting, then the Executive Committee of the Board of Directors shall have such authority to appoint and remove the Trustees and the members of the Administrative Committee. The Board of Directors of Kansas City Life Insurance Company, or the Executive Committee of the Board of Directors, as settlor, shall have the sole and absolute authority to amend or terminate, in whole or in part, this Plan and Trust.

7.2.	Administration. The Administrative Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in Article XII herein.

7.3.

Trustees. The Trustees shall have the sole responsibility for the administration and management of the assets held pursuant to this Plan and Trust and the establishment of directed investment procedures, all as specifically provided for herein.

7.4.

Duties. Each fiduciary warrants that any direction given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan and Trust, authorizing or providing for such direction, information, or action. Furthermore, each fiduciary may rely upon any such direction, information, or action of another fiduciary as being proper under this Plan, and is not required herein to inquire into the propriety of any such direction, information, or action. It is intended under this Plan that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations pursuant to the Plan and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust fund in any manner against investment loss or depreciation in asset value.

ARTICLE VIII.

Vesting

8.1.

Vesting of Company Contributions. The value of a participant’s Company contribution account shall be vested based upon the participant’s years of employment as determined under Paragraph 15.27 in accordance with the following schedule:

Years of Employment	Percentage Vested

1	0
2	20
3	40
4	60
5	80
6	100

In the event a participant shall be terminated from employment with the Company or any affiliated corporation, by reason of death, retirement or disability, the value of the participant’s Company contribution account shall be one hundred percent (100%) vested upon the date of the month on which such death, retirement or disability occurs.

The value of a participant’s elective account, rollover account and pre-1987 after-tax contribution account shall be fully vested at all times.

The computation of a participant’s vested percentage shall not be reduced as a result of any direct or indirect amendment to the Plan. In the event that the Plan is amended to change or modify the vesting schedule, or if the Plan is amended in any way that directly or indirectly adversely affects the computation of the participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each participant with at least three (3) years of employment as of the expiration date of the election period may elect to have with participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a participant fails to make such election, then such participant shall be subject to the new vesting schedule. The participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(a)	the adoption date of the amendment,

(b)	the effective date of the amendment, or

(c)	the date the participant receives written notice of the amendment from the Administrative Committee.

8.2.

Vesting of Company Contributions upon Termination of Plan. Notwithstanding any other provision hereof, the full value of a participant’s account, including not only his or her own contributions and the earnings thereon, but also the contributions of the Company and any earnings thereon, shall be fully vested in the participant when and if the Plan shall at any time be terminated for any reason, or upon the complete discontinuance of Company contributions hereunder, or upon termination of employment of a group of participants that includes the participant constituting a partial termination of the Plan.

ARTICLE IX.

Account Withdrawals

9.1.

Optional Withdrawals. A participant may elect to withdraw at any time or times all or any part of the participant’s rollover account and all or any part of the participant’s pre-1987 after-tax contribution account. Any withdrawal from a participant’s rollover account under this Paragraph 9.1 shall be made first from the participant’s Roth rollover subaccount and second from the participant’s pre-tax rollover subaccount. No in-service withdrawal of any part of a participant’s Company contribution account shall be permitted. A participant who has attained the age of 59  1/2 may elect to withdraw at any time or times all or any part of the participant’s elective account. Any withdrawal from a participant’s elective account under this Paragraph 9.1 shall be made first from the participant’s Roth elective subaccount and second from the participant’s pre-tax elective subaccount.

9.2.	Withdrawals for Financial Need. No withdrawal of funds for financial need shall be made except as permitted pursuant to Paragraph 3.9 herein.

9.3.

Time and Method of Payment. All payments under this Article IX shall be made as soon as practicable after the request for a withdrawal pursuant to Paragraph 9.1, or Paragraph 3.9, and shall be paid either in cash or in shares of Kansas City Life Insurance Company stock pursuant to this Plan.

9.4.

Elective Account Loans. A participant may request a loan to be made from his or her elective account or accounts under such conditions and terms as stated in the Loan Policy approved from time to time by the Administrative Committee. Any loan made pursuant to this Paragraph, when added to the outstanding balance of all other loans made to the participant, shall be limited to the lesser of:

(a)

Fifty thousand dollars ($50,000) reduced by the excess of the highest outstanding balance of loans to the participant during the twelve (12) month period ending on the day before the date on which such loan is made, over the outstanding balance of loans to the participant on the date on which such loan is made, or

(b)	One-half ( 1/2) of the value of the participant’s elective accounts as of the date on which the loan is calculated.

Any such loan shall be made for a period not to exceed five (5) years and shall provide for a level amortization with payments to be made semi-monthly. However, loans used to acquire a primary residence of the participant may provide for periodic repayments over a reasonable period of time that may exceed five (5) years and shall be stated in the Loan Policy.

Any loan made pursuant to this Paragraph shall result in the reduction of the participant’s accounts reflecting the dollar amount loaned. Any such reduction shall be first to the participant’s Roth elective subaccount and second to the participant’s pre-tax elective subaccount. A reasonable rate of interest may be charged, as established by the Administrative Committee in the Loan Policy and such interest payments shall be treated as earnings of the borrower’s account. Minimum loan repayments shall be made by payroll deduction. Loans shall become immediately due and payable in full upon the occurrence of one of the distribution events described in Article X. However, loans pursuant to this Paragraph will not be made to an individual who is an alternate payee under a Qualified Domestic Relations Order and for whom an account is being separately maintained or to a former employee who was a participant and who has not withdrawn all the value of his or her accounts pursuant to Paragraph 10.4 unless the former employee is a party in interest as defined in ERISA Section 3(14) with respect to the Plan. Further, loans to participants who are either executive officers of the Company or directors of the Company shall not be made under this Paragraph 9.4 unless the Administrative Committee determines, upon advice of legal counsel for the Company, that Section 402 of the Sarbanes-Oxley Act of 2002 does not prohibit such loans.

ARTICLE X.

Distributions

10.1.

Distribution of Full Value of Accounts. A participant shall be entitled to the full value of all of his or her accounts in all investment options upon his or her termination of employment by reason of death, retirement or disability, in which event such accounts of such participant shall be fully vested in participant.

10.2.

Termination. If prior to the termination of the Plan or the complete discontinuance of Company contributions hereunder, in either of which event a participant’s accounts in all investment options shall be fully vested, an employee participant’s termination of employment occurs for any reason other than one of the events specified in Paragraph 10.1, and if such employee shall not thereafter be employed by any affiliated corporation of the Company, such participant shall then be entitled to receive (i) one hundred percent (100%) vested interest in the full value of his or her elective account, pre-1987 after-tax contribution account, and rollover account and (ii) that percentage of vested interest in the value of his or her Company contribution account as determined under Paragraph 8.1 herein.

Any amount not vested at the time of such termination shall be forfeited upon the earlier of (a) the distribution of the participant’s entire vested account (for this purpose a participant who is 0% vested is deemed to receive a distribution of his or her entire vested account upon termination of employment); or (b) the last day of the Plan year in which the participant’s fifth consecutive one year break in service occurs as described in Paragraph 2.3. Such forfeited amount shall be applied as provided in Article XI.

10.3.

Method of Distribution. The default form of distribution shall be a lump sum payment. If the payment is made as a result of the death of the participant, the payment shall be made to the surviving spouse of the participant, if any, unless the participant and the spouse have requested a distribution to any other beneficiary.

Beginning July 1, 2009, the party entitled to a lump sum payment shall have the right to require that the shares of Kansas City Life Insurance Company stock attributed to the party’s account be issued to the participant in-kind as a part of said payment.

10.4.

Commencement of Distribution. All distributions shall be made or commenced to be made as soon as practicable following the occurrence of one of the distribution events described in this Article X. Alternatively, the participant may choose not to withdraw any of his or her vested accounts in the investment options when one of the distribution events occurs and later elect to have the distribution made. A participant who meets the requirements of this Article X may elect a distribution of a portion of his or her vested accounts at any time or times, subject to reasonable administrative restrictions established by the Administrative Committee and subject to the mandatory distribution provisions below in this Paragraph 10.4 and in Appendix A. If the value of the participant’s vested accounts, including rollover contributions (and any earnings attributable thereto) as so determined is one thousand dollars ($1,000) or less, the Plan shall immediately distribute the participant’s entire vested account balance, or if more than one thousand dollars ($1,000) but not more than five thousand dollars ($5,000), the Plan shall immediately distribute the participant’s entire vested account balance to an individual retirement account for the participant in accordance with procedures established by the Administrative Committee. No amount in excess of five thousand ($5,000) shall be distributed without the participant’s written consent except to the extent required under the provisions of Appendix A. To the extent not otherwise elected by the participant, distribution of the participant’s accounts shall be in the following sequence: pre-1987 after-tax contribution account; Roth rollover subaccount; pre-tax rollover subaccount; Roth elective account; pre-tax elective subaccount; Company contribution account.

10.5.	Valuation. The value of a participant’s accounts in the investment options for distribution purposes shall be based on the liquidation price on the date such distribution is processed.

10.6.

Facility of Payment. If the Committee shall receive evidence satisfactory to it that a participant, retired participant or beneficiary is physically or mentally incompetent to receive any payment which shall be due hereunder and to give a valid release therefore and that another person or an institution is then maintaining or has custody of such participant, retired participant, or beneficiary and that no guardian, committee or other representative of the estate of such participant, retired participant or beneficiary, shall have been duly appointed, the Committee may, at its option, make payments otherwise payable to such participant, retired participant or beneficiary, to such other person or institution and the release of such other person or institution shall be valid and complete discharge for such payments.

10.7.

Beneficiary Designation. Any participant or retired participant shall have the right to designate a new beneficiary at any time by filing a request for such change, but any such change shall become effective only upon receipt of such request, in the case of, an online request receipt is immediate. And provided that any change of beneficiary to a person other than a surviving spouse must be consented to in writing by said participant’s spouse. Upon receipt of such request the change shall relate back to and take effect as of the date such participant makes such request whether or not such participant is living at the time such request is received. The Administrative Committee may require all participants to complete the new beneficiary designation forms in connection with a change in recordkeeper for the Plan.

If there is no designated beneficiary living or in effect at the death of such participant when any payment hereunder shall be payable to the beneficiary, then such payment shall be made as follows: To such participant’s wife or husband, if living; if not living, to such participant’s then living lineal descendants, per stirpes; if none survives, to such participant’s surviving parents, equally; if neither survives, to such participant’s executors or administrators.

10.8.

Fractional Shares. With respect to any distribution of stock pursuant to the provisions of this Plan, a participant shall be entitled to receive the number of whole shares which the value of his or her account equals and the balance of said account value in cash.

10.9.

Repayment upon Reemployment. If any participant following a termination of employment is reemployed by the Company before five (5) consecutive one-year breaks in service, and such participant had received a distribution of the entire vested account prior to reemployment and the participant’s nonvested account was forfeited, then the forfeited account shall be reinstated only if the participant repays the full amount which has been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the participant is subsequently reemployed by the Company or the close of the first period of five (5) consecutive one-year breaks in service commencing after the distribution. If a distribution occurs for any reason other than a termination of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. The source for such reinstatement may be forfeitures occurring during the plan year. If such source is insufficient, then the Company will contribute an amount which is sufficient to restore any such forfeited account.

ARTICLE XI.

Application of Forfeitures

Any of the assets attributable to Company matching and profit sharing contributions which shall be forfeited by a participant with respect to his or her account attributable to Company matching contributions and profit sharing contributions pursuant to the provisions of Paragraph 10.2 herein, shall be first applied to restore forfeited amounts under the provisions of Paragraph 10.9, and next applied to pay Plan expenses to the extent not paid by the Company, and next applied to reduce the amount of Company contributions under the Plan. The Trustees will invest all amounts constituting forfeitures pending the application of such forfeitures as provided in this Article XI.

ARTICLE XII.

Administrative Committee

12.1.

Membership. The Administrative Committee, sometimes herein referred to as the “Committee”, shall consist of a number of persons, not less than three (3) nor more than five (5), appointed as provided in Paragraph 7.1, who shall serve until their successors are designated and said Committee shall have the responsibility for the general administration of the Plan and for carrying out the provisions of the Plan in accordance with its terms. The Committee shall have absolute discretion in carrying out its responsibilities.

The Committee may appoint from its members such committees with such powers as it shall determine; may authorize one (1) or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf; and may utilize counsel, employ agents and provide for such clerical and accounting services as it may require in carrying out the provisions of the Plan.

The Committee shall hold meetings upon such notice, at such place or places and at such time or times as it may from time to time determine.

The action of a majority of the members expressed from time to time by a vote in a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

No member of the Committee shall receive any compensation for his or her services as such and, except as required by law, no bond or other security shall be required in such capacity in any jurisdiction.

Subject to the limitations of this Plan and Trust, the Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Committee shall have full and complete discretionary authority to construe and interpret the Plan and decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions. All interpretations, determinations and decisions of the Committee in respect of any matter hereunder shall be final, conclusive and binding on all parties affected thereby. The Committee shall, when requested, submit a report to the Appointing Fiduciary giving an account of the operation of the Plan and the performance of the various funds and accounts established pursuant to the Plan.

12.2.

Claims Procedure. The Administrative Committee shall have full and complete discretionary authority to make all determinations as to the right of any person to a benefit. Any denial by the Committee of a claim for benefits under this Plan by a participant or a beneficiary shall be stated in writing by the Committee and delivered or mailed to the participant or the beneficiary, whichever is appropriate; and such notice shall set forth the specific reason for the denial, written to the best of the Committee’s ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall provide a reasonable opportunity to any participant or beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

Any member of the Committee may resign by giving notice to the Appointing Fiduciary as provided in Paragraph 7.1, or, if there is no Appointing Fiduciary, then to the Executive Committee, at least fifteen (15) days before the effective date of resignation. Any Committee member shall resign upon request of the Appointing Fiduciary, or, if there is no Appointing Fiduciary, then the Executive Committee. The Appointing Fiduciary, or, if none, the Executive Committee, shall fill all vacancies on the Committee as soon as is reasonably possible after a resignation takes place, and until a new appointment takes place, the remaining members of the Committee shall have authority to act, if approved by either a majority of the remaining members or by two (2) members, whichever number is lesser.

ARTICLE XIII.

Amendment and Termination

13.1.

Amendment. Kansas City Life Insurance Company reserves the right at any time, and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend, in whole or in part, any or all of the provisions of this Plan and Trust by adoption of a written resolution by the Board of Directors of Kansas City Life Insurance Company, or the Executive Committee of the Board of Directors; provided that no such modification or amendment shall make it possible for any part of the contributions of the Company, or any other funds of the Trust, to be used for, or diverted to, purposes other than for the exclusive benefit of participants, retired participants or their beneficiaries. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any participant with respect to contributions made prior to the date of such amendment.

13.2.

Termination. This Plan and Trust is purely voluntary on the part of the Company and Kansas City Life Insurance Company reserves the right to terminate the Plan and the Trust provided herein by adoption of a written resolution by the Board of Directors of Kansas City Life Insurance Company or the Executive Committee of the Board of Directors. Upon termination of or upon the complete discontinuance of contributions within the meaning of Section 411(d)(3) of the Internal Revenue Code, participant’s accounts shall become fully vested and nonforfeitable and distribution shall be made as promptly as possible in accordance with the directions of the Committee.

13.3.

Merger. This Plan and Trust shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to any other Plan or Trust, unless the accrued benefit of each participant, if the Plan and Trust were terminated immediately after such action, would be equal to or greater than the accrued benefit to which such participant would have been entitled if this Plan and Trust had been terminated immediately before such action.

ARTICLE XIV.

The Trust

14.1.	Number of Trustees. There shall be three (3) Trustees for this Trust with the Trustees hereinbefore named being the original Successor Trustees.

14.2.

Trustees shall Receive Sums Paid. The Trustees shall accept and receive all sums of money paid to them from time to time by the Company and shall hold, invest, reinvest, manage and administer such monies and the increment, increase, earnings and income thereof as a Trust for the exclusive benefit of the employees and agents participating in the Plan and their beneficiaries. All income and earnings of the Trust shall be accumulated by the Trustees and by them held, invested and reinvested as a part of the principal of the said Trust.

14.3.	Investment of Funds.

(a)

Except as hereinafter provided with respect to the cash reserve, the Trustees shall invest and reinvest the principal and income of the Trust in their discretion in such securities, common and preferred stocks, real estate mortgages, debentures, bonds, promissory notes, real estate, real estate improvements, leaseholds or any other income-producing properties or securities, real or personal, within or without the State of Missouri and other investments as the Trustees shall, after investigation, believe to be sound and suitable investments for this Trust, although the same may not be of the character permitted for Trustee’s investments by the Laws of the State of Missouri. The Trustees are specifically empowered to invest the Trust assets in the capital stock of Kansas City Life Insurance Company, which must be offered as an investment option of the Plan and Trust.

(b)	The Trustees may retain in cash so much of the Trust assets as they may deem advisable.

(c)

The Trustees may sell property held by the Trust at either public or private sale, for cash or on credit, at such times as they may deem appropriate; they may exchange such property and they may grant options for the purchase or exchange thereof.

(d)

The Trustees may consent to and participate in any plan of reorganization, consolidation, merger, extension or other similar plan affecting property held by the Trust; they may consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to any such plan; they may accept and retain property issued under any such plan, even though it would not be eligible as a new investment under the provisions of this Paragraph.

(e)

The Trustees may deposit property held in the Trust with any protective, reorganization or similar committee and may delegate discretionary power thereto to pay its reasonable share of such committee’s expenses and compensation and any assessments levied with respect to any property so deposited.

(f)	The Trustees may exercise all conversion and subscription rights pertaining to property held in the Trust.

(g)

The Trustees may exercise all voting rights with respect to property held in the Trust and in connection therewith grant proxies discretionary or otherwise, all in accordance with the provisions of this Plan and Trust.

(h)	The Trustees may cause securities and other property to be registered and held in their names, the name of any one (1) of them or in the name of their nominee.

(i)	The Trustees may borrow money for the purposes of the Trust and pledge or mortgage securities or other assets owned by the Trust as security for the payment thereof.

(j)

The Trustees may compromise, compound and settle any debt or obligation due to or from them as Trustee; they may reduce the rate of interest on any obligation due them as Trustee; they may extend the time of payment of both interest and principal or otherwise modify the terms of any obligation due them as Trustee; upon default of any obligation due them as Trustee, they may foreclose or otherwise enforce any obligation belonging to the Trust.

(k)

The Trustees may generally do all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to property belonging to the Trust as if the Trustees were the absolute owners thereof.

14.4.

Disbursement of Funds. Disbursement of the funds of this Trust shall be made by the Trustees only to or for the benefit of the participants in the Plan or their beneficiaries and only at the time, in the amount and in the manner prescribed in written instructions of the Administrative Committee delivered by such Committee to the Trustees. The Trustees are empowered to sell securities belonging to the Trust to meet said disbursements when the cash reserve is sufficient.

14.5.

Instructions to Trustees. The Trustees shall not be obligated or required to determine whether any instructions issued to them by the Administrative Committee are in fact so issued in accordance with the terms of the Plan or the powers and duties thereunder of said Committee.

14.6.

Fiduciary Insurance. The Trustees or the Administrative Committee shall have the right to purchase insurance on behalf of themselves or anyone acting in a fiduciary capacity with respect to the Plan and Trust, to cover liability or losses occurring by reason of the act or omission of a fiduciary, if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.

14.7.	Accounting by Trustees. Each year the Trustees shall render an account of their administration of the Trust for the year ending on the preceding 31st of December.

14.8.

Compensation. No Trustee shall receive any compensation for his or her services as such Trustee. In the administration of said Trust the Trustees, if they deem it advisable, may employ an executive director, secretary or treasurer and fix reasonable compensation therefore and a Trustee may act as such executive director, secretary or treasurer and receive the compensation so fixed. The Trustees may in their discretion employ clerical help, actuaries, accountants, attorneys or other necessary personal services of a person or corporation as may be necessary to properly administer, defend and protect the Plan and Trust and reasonable compensation for said services may be paid by the Trustees from the Trust in the event the Company does not elect to pay for such services. Any taxes that may be levied against said Trust shall be paid by the Trustees from the Trust assets after liability for said taxes, if any, has been established and in determining the liability for taxes the Trustees are specifically authorized to use their own discretion in contesting taxes claimed to be due against said Trust and said Trustees may employ counsel for such purposes and pay said counsel fees from the Trust assets in the event the Company does not elect to pay said costs and fees.

14.9.

Trustees and Vacancies. The Trustees administering this Trust shall at all times be Officers of the Company and any Trustee may at any time be removed from the office of Trustee, with or without cause, by the Appointing Fiduciary as provided in Paragraph 7.1, or, if there is no Appointing Fiduciary, then by the Executive Committee. The Trustees named herein shall serve as such Trustees until their resignation, death or removal as provided herein. When any Trustee ceases to be an Officer of the Company the Trustee automatically ceases to be a Trustee. Resignation of a Trustee shall be by written notice given to the Appointing Fiduciary, or, if there is no Appointing Fiduciary, then to the Executive Committee. Whenever a vacancy occurs by resignation, death or removal of one (1) or more of the Trustees, the Appointing Fiduciary, or, if there is no Appointing Fiduciary, the Executive Committee, shall promptly fill said vacancy or vacancies so created by naming a successor Trustee or successor Trustees possessing the qualifications herein prescribed. All successor Trustees shall have the same powers in connection with said Trust as the initial Trustees have and they shall be subject to the same limitations and directions as prescribed herein for the initial Trustees.

14.10.

Rules. The Trustees may make proper rules for carrying out the purposes of the Trust and may amend said rules from time to time. A majority of the Trustees shall constitute a quorum and the action taken by a quorum shall be controlling and shall be deemed the act of the Trustees. The Trustees may designate any one (1) of their number to act as chairman or presiding officer. Any one (1) of the Trustees shall be and is hereby authorized to affix his or her signature as the signature of all of the Trustees when such may be desirable in the performance of their duties pursuant hereto. This Plan and Trust shall be construed and enforced according to the Laws of the State of Missouri and all provisions thereof shall be administered according to the laws of such state.

ARTICLE XV.

General Provisions

15.1.

Expenses. The Company may pay some or all expenses incurred in administering the Plan and managing the Trust assets. Fees for participant loans, to qualify a domestic relations order, distribution fees, or similar participant level expenses may be paid from the applicable participant’s account as directed by the Trustees. If expenses are not paid by the Company or participants as provided above, such expenses may be paid by the Trustees with Plan assets.

15.2.

Source of Payment. Benefits pursuant to the Plan shall be payable only out of the assets of the Trust. No person shall have any right under the Plan with respect to the assets of the Trust or against any Trustee, insurance company or the Company, except as specifically provided for herein.

15.3.

Inalienability of Benefits. The interest hereunder of any participant, retired participant or beneficiary, except as may be required by a Qualified Domestic Relations Order defined in Section 414(p) of the Internal Revenue Code or as otherwise provided in Section 401(a)(13) of the Internal Revenue Code, shall not be alienable, either by assignment or by any other method and to the maximum extent permissible by law, shall not be subject to being taken, by any process whatever, by the creditors of such participant, retired participant or beneficiary.

15.4.	No Right to Employment. Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any employee the right to be retained in the employment of the Company.

15.5.

Unknown Heirs. If within four (4) years after any distribution becomes due to a participant, retired participant or the participant’s beneficiary, the same shall not have been claimed, provided due care shall have been exercised in attempting to make such distribution, the amount thereof shall be treated as forfeited and applied as provided for in Article XI.

15.6.	Accrued Benefit. The term “accrued benefit” shall mean the value of a participant’s account or accounts in the investment options in this Plan.

15.7.

Uniform Administration. Whenever in the administration of the Plan any action is required by the Committee, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of shareholders of the Company, highly compensated participants or participants whose principal duties consist of supervising the work of others.

15.8.

Severability. In the event that any provision of this Plan and Trust shall be held invalid or illegal for any reason, such determination shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if such invalid or illegal provision had never been included in the Plan. This Plan shall be construed in accordance with the Laws of the State of Missouri.

15.9.

Indemnification. The Company indemnifies and saves harmless the members of the Administrative Committee, and each of them, and the Trustees (if employees or former employees of the Company), and each of them, from and against any and all loss resulting from liability to which they may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Plan or Trust or both, including all expenses reasonably incurred in their defense, in case the Company falls to provide such defense.

15.10.	Articles. Titles of Articles are for general information only and this Plan shall not be construed by reference to such titles.

15.11.	Gender. Words used in the masculine gender shall be read and construed to include the feminine gender.

15.12.	Plural. Wherever required, the singular of any word in this Plan and Trust shall include the plural and the plural may be read in the singular.

15.13.

Disability. The term “disability” as used in this Plan means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.

15.14.	Retirement Dates.

(a)

Commencing January 1, 1988, the normal retirement date for all employees participating in this Plan shall be the earlier of the first (1st) day of the month following attainment of sixty (60) years of age or the first (1st) day of the month following attainment of fifty-five (55) years of age and completion of five (5) years of employment. For purposes of determining the completion of five (5) years of employment, the years of employment of an employee of Old American Insurance Company prior to November 1, 1991 shall not be taken into account.

(b)

For the purposes of this Plan, a participant who reaches his or her normal retirement date shall be deemed to have retired on such date and shall thereupon become entitled to the retirement benefits herein, except as provided in Subparagraph (c). The value of all contributions allocated to the participant’s respective accounts shall be one hundred percent (100%) vested.

(c)

A participant may continue employment for purposes herein beyond his or her normal retirement date and the participant will commence receiving benefits on his or her actual retirement date; provided, however, distributions to a five percent (5%) owner of the Company as defined in the Internal Revenue Code shall commence no later than April 1st of the calendar year following the calendar year in which the participant attains age seventy and one-half (70  1/2) and distributions to other participants shall commence no later than April 1st of the year in which such other participant attains the age of seventy and one-half (70  1/2), unless such other participant shall have attained age seventy and one-half (70  1/2) prior to January 1, 1988 and was not a five percent (5%) owner at any time during the period beginning with the Plan year ending with the year in which he attained age sixty-six and one-half (66  1/2) and any subsequent year. Contributions may be continued until such actual retirement date at the option of the participant. Effective January 1, 1989, the minimum distribution and the minimum distribution incidental benefit requirements of Internal Revenue Code Proposed Regulations 1.401(a)(9)-1 and 1.401(a)(9)-2 are hereby incorporated by reference. Effective January 1, 1997, for participants other than a five percent (5%) owner of the Company, distributions shall commence no later than April 1st of the calendar year following the later of:

(i)	The year in which the participant attains age 70 1/2, or

(ii)	The year in which the participant retires.

All required minimum distributions shall be determined and made in accordance with Appendix A.

15.15.

Initial Qualification. The Company reserves the right to have all its contributions returned to it free of this Trust, and to terminate said Plan and Trust, if the Trust does not initially meet the qualification requirements of the Internal Revenue Code.

15.16.

Company. The term “Company” means Kansas City Life Insurance Company, a Missouri Corporation, Old American Insurance Company, a Missouri Corporation and any other affiliated corporation who has adopted the Plan.

15.17.

Employee. The term “employee” shall mean any person employed by Kansas City Life Insurance Company, or any affiliated corporation who has adopted the Plan, and shall not include any persons classified as agents, general agents, consultants or other independent contractors, or, effective January 1, 1989, leased employees as defined in Code Section 414(n) or (o) of the Internal Revenue Code. Effective January 1, 1997, “leased employee” shall mean any person other than an employee of the Company who has performed services for the Company under an agreement between the Company and a leasing organization on a substantially full time basis for at least one (1) year, provided such services are performed under the primary direction or control by the Company.

Leased employees shall not participate in this Plan. Furthermore, a person who is not designated as an “employee” in the Company’s employment records during a particular period of time, including a person designated as an “independent contractor”, is not considered to be an employee during that period of time. Such a person shall not be considered to be an employee even if a determination is made by the Internal Revenue Service, the Department of Labor or any other government agency, court or other tribunal, that such person is an employee for any purpose, unless and until the Company in fact designates such person as an employee for purposes of this Plan. If such a designation is made, the designation shall be applied prospectively only unless the Company specifically provides otherwise.

15.18.

Affiliated Corporation. “Affiliated Corporation” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Code Section 414(o).

15.19.

Agents. Commencing January 1, 1990, no life insurance salesperson of Kansas City Life Insurance Company, sometimes referred to herein as “agent” shall be eligible to participate. Accounts of all participating agents shall be finally valued on the last business day of December, 1989, shall be one hundred percent (100%) vested and shall be paid to them in January, 1990 in such form as permitted by the provisions of this Plan. No further deferral in this Plan shall be permitted.

15.20.	Company Stock. The term “Company stock” shall mean shares of the common capital stock of Kansas City Life Insurance Company.

15.21.

Executive Committee. Wherever in the Plan and Trust the term “Executive Committee” is used, it shall be taken to mean only the Executive Committee of the Board of Directors of Kansas City Life Insurance Company.

15.22.	Board of Directors. Wherever in the Plan and Trust the term “Board of Directors” is used, it shall be taken to mean only the Board of Directors of Kansas City Life Insurance Company.

15.23.

Maximum Limitation. Notwithstanding any other provision of the Plan, the sum of elective contributions, Company matching contributions, discretionary profit sharing contributions and forfeitures (collectively “Annual Additions”) allocated to a participant’s accounts for any Plan limitation year shall not exceed an amount equal to:

(a)	the lesser of:

1.	$40,000, as adjusted for that year for increases in cost-of-living pursuant to Code Section 415(d); or

2.	100 percent of the participant’s 415 compensation (as defined below), for the Plan year;

REDUCED BY

(b)

the sum of any employer contributions, forfeitures, and non-deductible employee contributions (exclusive of rollover contributions) credited to the participant’s accounts under any related defined contribution plan, as of any date within that year;

FURTHER REDUCED BY

(c)

for purposes of the dollar limitations of subparagraph (a) above only, amounts required to be treated as annual additions on the participant’s behalf to a defined contribution plan under Code Sections 415(1) or 419A(d) for that year.

The compensation limit referred to in (a) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

(d)

The term “related defined contribution plan” means any defined contribution plan (as defined in Code Section 415(k)), other than the Plan, ever maintained (whether or not terminated) by an Employer or any affiliated corporation.

(e)

A participant’s “415 compensation,” for any period, means the participant’s earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company maintaining the plan to the extent such amounts are includable in gross income (or to the extent amounts would have been received and included in gross income but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b)) (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). The term “415 compensation” shall not include:

1.

Employer contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the employee for the taxable year in which contributed, on behalf of an employee to a simplified employee pension plan to the extent such contributions are deductible by the employee, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the employee when distributed.

2.

Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

3.	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

4.

Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the gross income of the employee).

A participant’s 415 compensation shall not include any amounts paid after the participant’s severance from employment unless (1) such payment is made before the later of (a) 2 1/2 months after the participant’s severance from employment, or (b) the end of the Plan year that includes the participant’s severance from employment, and (2) the payment is either (a) regular compensation for services actually rendered, such as base salary or wages, commissions, bonuses, or other similar payments, that would have been paid to the participant while an employee had he or she not had a severance from employment; or (b) payment for unused accrued bona fide sick, vacation, or other leave that the participant would have been able to use if employment had continued. A participant’s 415 compensation in excess of the annual compensation limit in effect for the Plan year under Code Section 401(a)(17) shall be disregarded under the Plan.

For years beginning after December 31, 2008, (a) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an employee of the employer making the payment, (b) the differential wage payment is treated as compensation for purposes of the limitations under this Paragraph, and (c) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment provided that all employees performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

Any excess allocations under this Article VI will be corrected under the employee Plan Compliance Resolution System.

15.24.

Affiliated Company Participation. Notwithstanding anything in this Agreement to the contrary, no employee of any affiliated corporation shall have the right to make contributions to this Plan unless such Plan shall have been adopted by the affiliated corporation for which such employee is employed.

15.25.	Highly Compensated Person or Highly Compensated Employee. Highly compensated person or highly compensated employee shall mean an employee who:

(a)	Was a five percent (5%) owner of the Company at any time during the year or preceding year, or

(b)	For the preceding year

1.	Had compensation as defined in Code Section 415(c)(3) from the Company in excess of $80,000.00, and

2.

If the Company elects the application of this clause for the preceding year, was in the group consisting of the top twenty percent (20%) of the employees ranked on the basis of compensation paid during such preceding year.

The dollar amounts in subparagraphs (b) shall be adjusted at the same time and in such manner as under Code Section 415(d) and Regulations thereunder.

In determining who is a highly compensated person, all employers required to be aggregated under subsections (b), (c), (m), (n) and (o) of Code Section 414 shall be taken into account as a single employer. However, leased employees within the meaning of Code Sections 414(n) and (o) shall not be considered employees if the leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the employer.

If a former employee separated from service prior to the calendar year and was an active highly compensated person in the year of separation, or in any year after attaining fifty-five (55), the former employee was counted as a highly compensated person, the former employee shall be treated as an employee for purposes of determining the number of highly compensated persons. However, if such former employee separated from service prior to 1987, the former employee will be treated as a highly compensated person only if during the separation year (or the year preceding the separation year) or any year after the employee attained age fifty-five (55) [or the last year ending before the employee’s fifty-fifth (55th) birthday], the former employee received compensation in excess of fifty thousand dollars ($50,000.00) or was a five percent (5%) owner.

For purposes of determining the number of employees in subparagraph (b)(2), nonresident aliens shall not be treated as employees. Employees who (1) have not completed six (6) months of service, or (2) normally work less than seventeen and one-half (17  1/2) hours per week, or (3) normally work less than six (6) months during any year, or (4) have not attained age twenty-one (21) shall also be excluded (but these latter employees will still be considered for purposes of identifying the particular employees in the top-paid group), and (5) to the extent allowable under regulations, employees covered by a collective bargaining agreement between the Company and employee representatives.

15.26.

Years of Employment for Matching Contribution Purposes. A participant’s years of employment for purposes of determining the matching contribution under Paragraph 4.1 will be determined as of the last day of the payroll period for which such matching contribution (or, if applicable, true-up matching contribution) is made. The participant’s years of employment will be based upon the whole number of consecutive 12-month periods of employment with the Company which have been completed by the participant as of such determination date, commencing with the participant’s employment commencement date, or adjusted employment commencement date if applicable under Paragraph 2.1(c)1, and on each anniversary of such participant’s employment commencement date, or, where applicable, adjusted employment commencement date.

15.27.	Years of Employment for Vesting Purposes.

(a)

For participants who terminated employment with the Company prior to December 1, 2006 and are not subsequently reemployed by the Company, years of employment for vesting purposes is determined under the provisions of the Plan in effect at the time of termination of employment with the Company.

(b)

For participants who are employees at any time between December 1, 2006 and June 1, 2012, years of employment for vesting purposes determined at any particular time will be the number of whole years that is the greater of 1 or 2 below at such time:

1.

The number of completed consecutive 12-month periods of employment with the Company by the participant commencing on the participant’s employment commencement date, or adjusted employment commencement date if applicable under Paragraph 2.1(c)1, and on each anniversary of such participant’s employment commencement date, or, where applicable, adjusted employment commencement date.

2.

The 12-month period commencing upon the employee’s commencement date as one year of employment provided employee is an employee on the last day of such 12-month period, plus each Plan year during which such employee completes 1,000 hours of service commencing with the first Plan year commencing after the employee’s commencement date. An hour of service for this purpose means hour of service as defined in Paragraph 15.28.

(c)

For participants with an employment commencement date on or after June 1, 2012, years of employment for vesting purposes determined at any particular time will be the number of completed consecutive 12-month periods of employment with the Company by the participant commencing on the participant’s employment commencement date, or adjusted employment commencement date if applicable under Paragraph 2.1(c)1, and on each anniversary of such participant’s employment commencement date, or, where applicable, adjusted employment commencement date.

15.28.

Hour of Service. “Hour of Service” means (1) each hour for which an employee is directly or indirectly compensated or entitled to compensation by the Company for the performance of duties (these hours will be credited to the employee for the computation period in which the duties are performed); (2) each hour for which an employee is directly or indirectly compensated or entitled to compensation by the Company (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Company without regard to mitigation of damages (these hours will be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same hours of service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 hours of service are required to be credited to an employee on account of any single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) hours of service are not required to be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Company regardless of whether such payment is made by or due from the Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

For purposes of this Section, hours of service will be credited for employment with other affiliated corporations. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

15.29.

Direct Rollovers. The provisions of this Paragraph shall be effective January 1, 1993 and apply to distributions after January 1, 1993. Notwithstanding any provision of this Plan to the contrary, a distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The Administrative Committee may prescribe the time and manner in which this election is made.

As used in this Paragraph, “eligible rollover distribution”, “eligible retirement plan”, “distributee” and “direct rollover” shall mean:

(a)	“Eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee. However, an eligible rollover distribution shall not include:

(i)

Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary or for a specified period of ten (10) years or more;

(ii)	Any distribution required under Code Section 401(a)(9); or

(iii)

Beginning January 1, 1999, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998 and, beginning January 1, 2002, any amount distributed on account of hardship; or

(iv)

The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities. However, beginning January 1, 2002, a portion of the distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after tax employee contributions which are not includable in gross income. Such portion may be transferred only to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution which is includable in gross income and the portion of the distribution which is not so includable.

(b)	“Eligible retirement plan” is:

(i)

An individual retirement account (described in Code Section 408(a)) or individual retirement annuity (described in Code Section 408(b)) or, beginning January 1, 2008, a Roth IRA described in Code Section 408A.

(ii)	An annuity plan (described in Code Section 403(a)); or

(iii)

A qualified trust (described in Code Section 401(a)) that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse before 2002 and, beginning January 1, 2007, a non-spouse beneficiary, eligible retirement plan shall mean only the items in (i) above.

(iv)

Beginning January 1, 2002, an annuity contract described in Code Section 403(b) and an eligible plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(v)

Beginning January 1, 2006, if any portion of an eligible rollover distribution is attributable to payment or distributions from a designated Roth account as defined in Code Section 402A, an eligible retirement plan with respect to such portion shall include only another designated Roth account and an IRA.

(c)

“Distributee” shall include an employee or former employee. An employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order (defined in Code Section 414(p)) are distributees with regard to the interest of the spouse or former spouse. Beginning January 1, 2010, a “Distributee” shall also include a designated beneficiary as defined by Code Section 401(a)(9)(E) of the employee and who is not the surviving spouse of the employee.

(d)	“Direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

The value of a participant’s accounts in the Kansas City Life Stock Investment option attributable to the participant’s elective contributions and the Company’s matching contributions and profit sharing contributions may at the option of the participant, be distributed in the form of Company stock as provided in Paragraph 10.4.

15.30.

Participants who Enter Armed Forces. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Further, the repayment of any elective account loan made will be suspended as permitted by Code Section 414(u)(4).

In addition, if a participant in the Plan dies or becomes disabled while performing qualified military service on or after January 1, 2007, the participant’s beneficiary under the Plan shall be entitled to any additional benefits (including, beginning January 1, 2010, Company contributions relating to the period of qualified military service, other than Company matching contributions contingent on participant contributions under Section 3.1 that are not actually made) that would be provided under the Plan if the participant had resumed employment and then terminated employment on account of disability or death.

15.31.

Contribution Under Mistake of Fact. If a contribution is made by the Company by a mistake of fact, such contribution may be returned to the Company within one (1) year after the payment of the contribution. Any contribution returned to the Company shall not include any investment earnings thereon, but shall be net of any investment losses thereon.

15.32.

Contributions Conditioned on Deductibility. Company contributions are expressly conditioned upon deductibility of contributions under Section 404 of the Internal Revenue Code. If any part or all of a contribution is disallowed as a deduction under Section 404, then to the extent a contribution is disallowed as a deduction, it may be returned to the Company within one (1) year after the later of the date of payment of the contribution or the date the deduction for the contribution was disallowed. Any contributions returned shall not include any investment earnings thereon, but shall be net of any investment losses thereon.

15.33.	Internal Revenue Code. All references to the Internal Revenue Code or Code hereunder shall be to the Internal Revenue Code of 1986, as from time to time amended.

15.34.	ERISA. All references to ERISA hereunder shall be to the Employee Retirement Income Security Act of 1974, as from time to time amended.

ARTICLE XVI.

Top Heavy Provisions

16.1.	Compensation Limits. Furthermore, for the purposes of this Article XVI, compensation shall be 415 compensation.

16.2.	Key Employee. “Key employee” means any employee or former employee (and the employee’s beneficiaries) who, at any time during the Plan year or any of the preceding four (4) Plan years, is:

(a)

An officer of the Company, as that term is defined within the meaning of the regulations under Code Section 416. For the years 1984 through 1987, an officer is not treated as a key employee if the officer has an annual compensation of forty-five thousand dollars ($45,000.00) or less.

(b)

One of the ten (10) employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in all employers required to be aggregated under Code Sections 414(b), (c) and (m). However, an employee will not be considered a top ten (10) owner for a Plan year if the employee earns less than thirty thousand dollars ($30,000.00) or such other amount adjusted in accordance with Code Section 415(c)(1)(A) as in effect for the calendar year in which the determination date falls.

(c)

A five percent (5%) owner of the Company. “Five percent (5%) owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the total combined voting power of all stock of the Company.

(d)

A one percent (1%) owner of the Company having an annual compensation from the Company of more than one hundred fifty thousand dollars ($150,000.00). “One percent (1%) owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers. However, in determining whether an individual has compensation of more than one hundred fifty thousand dollars ($150,000.00), compensation from each employer required to be aggregated under Code Sections 414(b), (c) and (m) shall be taken into account.

16.3.	Non-Key Employee. “Non-key employee” means any employee who is not a key employee.

16.4.

Super Top Heavy Plan. “Super Top Heavy Plan” means, for Plan years commencing after December 31, 1983, that, as of the determination date, (1) the present value of accrued benefits of key employees, or (2) the sum of the aggregate accounts of key employees under this Plan and any Plan of the Company’s aggregation group, exceeds ninety percent (90%) of the present value of accrued benefits or the aggregate accounts of all participants under this Plan and any Plan of the Company’s aggregation group.

16.5.

Top Heavy Plan. “Top Heavy Plan” means, for Plan years commencing after December 31, 1983, that, as of the determination date, (1) the present value of accrued benefits of key employees or (2) the sum of the aggregate accounts of key employees under this Plan and any Plan of the Company’s aggregation group, exceeds sixty percent (60%) of the present value of accrued benefits or the aggregate accounts of all participants under this Plan and any Plan of the Company’s aggregation group.

16.6.	Top Heavy Plan Year. “Top Heavy Plan year” means any calendar year after December 31, 1983 in which the Plan is a top heavy plan.

16.7.	Top Heavy Plan Requirements.

(a)	For any “Top Heavy Plan year,” the following provisions shall apply notwithstanding any other provision in this Plan to the contrary:

1.

Any person who is a participant in this Plan in any year in which it shall be a “Top Heavy Plan” shall have benefits vested in accordance with the following schedules: twenty percent (20%) after two (2) years of service; forty percent (40%) after three (3) years of service; sixty percent (60%) after four (4) years of service; eighty percent (80%) after five (5) years of service; and one hundred percent (100%) after six (6) years of service. Effective January 1, 1989, there shall be no decrease in a participant’s nonforfeitable percentage in the event the Plan’s status as top heavy changes for any year. Further, if the vesting schedule shifts in and out of the above schedule for any year because the Plan’s top heavy status changes, such shift shall be considered an amendment of the vesting schedule. If this occurs, each participant with at least three (3) years of service with the Company may elect to have his or her nonforfeitable percentage determined without regard to the shift.` The election period will begin with the date the deemed amendment is made and shall end on the later of:

(b)	Sixty (60) days after the deemed amendment is adopted;

(c)	Sixty (60) days after the deemed amendment is effective; or

(d)	Sixty (60) days after the participant is issued written notice of the deemed amendment by the Administrative Committee.

1.

Notwithstanding anything in this plan to the contrary, for any Top Heavy Plan Year, the Company shall make a minimum contribution for each non-key employee equal to three percent (3%) of such non-key employee’s salary, which shall be invested and accounted for in The Kansas City Life Stock Investment option.

2.

For any year in which this Plan is top heavy, each non-key employee will receive a minimum contribution if the non-key employee has not separated from service at the end of the top heavy year, regardless of whether the non-key employee has less than one thousand (1,000) hours of service in such year. Furthermore, such non-key employee shall receive such minimum contribution regardless of his or her level of compensation and regardless of whether the non-key employee declines to make a mandatory personal contribution. No such minimum contribution made by the Company pursuant to these top heavy provisions shall be subject to forfeiture if a non-key employee withdraws his or her mandatory contributions.

3.

Notwithstanding the foregoing, so long as any non-key employee is covered by both the Company’s Pension Plan and this Plan, the minimum contribution required herein shall be satisfied by the accrual of the defined benefit minimum by the respective non-key employee for any top heavy year.

4.

If the Company shall be maintaining both this Plan and a defined benefit plan in any top heavy year, a factor of 1.0 must be applied to the denominators of the defined benefit and defined contribution fractions.

16.8.	Determination of Top Heavy Status.

(a)

This Plan shall be a Top Heavy Plan for any Plan year commencing after December 31, 1983, in which, as of the determination date, (1) the present value of accrued benefits of key employees, or (2) the sum of the aggregate accounts of key employees under this Plan and any Plan of an aggregation group, exceeds sixty percent (60%) of the present value of accrued benefits or the aggregate accounts of all participants under this Plan and any Plan of an aggregation group.

If any participant is a non-key employee for any Plan year, but such participant was a key employee for any prior Plan year, such participant’s present value of accrued benefit and/or aggregate account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any aggregation group which includes this Plan is a Top Heavy group).

(b)

This Plan shall be a Super Top Heavy Plan for any Plan year commencing after December 31, 1983, in which, as of the determination date, (1) the present value of accrued benefits of key employees, or (2) the sum of the aggregate accounts of key employees under this Plan and any Plan of an aggregation group, exceeds ninety percent (90%) of the present value of accrued benefits or the aggregate accounts of all participants under this Plan and any Plan of an aggregation group.

(c)	Aggregate account. A participant’s aggregate account as of the determination date is the sum of:

1.	The participant’s account balance as of the most recent valuation occurring within a twelve (12) month period ending on the determination date.

2.	Contributions that would be allocated as of a date not later than the determination date, even though those amounts are not yet made or required to be made.

3.

Any Plan distributions made within the Plan year that includes the determination date or within the four (4) preceding Plan years. However, in the case of distributions made after the valuation date and prior to the determination date, such distributions are not included as distributions for Top Heavy purposes to the extent that such distributions are already included in the participant’s aggregate account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, will be counted.

4.

Any employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified employee contributions shall not be considered to be a part of the participants aggregate account balance.

(d)	“Aggregation group” means either a required aggregation group or a permissive aggregation group as hereinafter determined.

1.

Required aggregation group. In determining a required aggregation group hereunder, each Plan of the Company in which a key employee is a participant and each other Plan of the Company which enables any Plan in which a key employee participates to meet the requirements of Code

Sections 401(a)(4) and 410, will be required to be aggregated. Such group shall be known as a required aggregation group and shall include any terminated plan which if it had not been terminated would have been required to be included in the aggregation group.

In the case of a required aggregation group, each Plan in the group will be considered a Top Heavy Plan if the required aggregation group is a Top Heavy group. No Plan in the required aggregation group will be considered a Top Heavy Plan if the required aggregation group is not a Top Heavy group.

2.

Permissive aggregation group. The Company may also include any other Plan not required to be included in the required aggregation group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a) or 410. Such group shall be known as a permissive aggregation group.

In the case of a permissive aggregation group, only a Plan that is part of the required aggregation group will be considered a Top Heavy Plan if the permissive aggregation group is a Top Heavy group. No Plan in the permissive aggregation group will be considered a Top Heavy Plan if the permissive aggregation group is not a Top Heavy Plan group.

3.	Only those Plans of the Company in which the determination dates fall within the same calendar year shall be aggregated in order to determine whether such Plans are Top Heavy Plans.

4.

For purposes of determining the present value of the cumulative accrued benefit for any employee or the amount of the account of any employee, the value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the five year period ending on the determination date. The preceding sentence also applies to distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group. If any individual is a non-key employee with respect to any plan for any plan year, but such individual was a key employee with respect to such plan for any prior plan year, any accrued benefit for such employee (and the account of such employee) shall not be taken into account. The accrued benefit of an employee who has performed no services for the Company during the five (5) year period ending on the determination date will not be taken into account.

(e)	“Determination date” means (1) the last day of the preceding Plan year or (2) in the case of the first Plan year, the last day of such Plan year.

(f)

Present value of accrued benefit. In the case of a defined benefit plan, a participant’s present value of accrued benefit shall be as determined under the provisions of the applicable defined benefit plan.

(g)	“Top Heavy group” means an aggregation group in which, as of the determination date, the sum of:

1.	The present value of accrued benefits of key employees under all defined benefit plans included in the group; and

2.	The aggregate accounts of key employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all participants.

(h)

Notwithstanding anything herein to the contrary, the effective date otherwise provided for herein for the application of Code Section 416 to this Plan (Plan years beginning after December 31, 1983) shall be extended in accordance with any legislative act of Congress.

16.9.	Modification of Top Heavy Rules.

(a)

For Plan years beginning after December 31, 2001, this Paragraph shall apply for purposes of determining whether the Plan is top heavy under code Section 416(g) and whether the Plan satisfies the minimum requirements of Code Section 416(c) for such years. This Paragraph amends Paragraphs of this Article XVI, including, but not limited to, part or all of Paragraphs 16.2, 16.7(a)1 and (a)2 and 16.8(c)(3).

(b)

“Key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan year that includes the determination date was an officer of the Company having annual compensation greater than $130,000.00 [as adjusted under Code Section 416(i)(l)] for Plan years beginning after December 31, 2002, a five percent (5%) owner of the Company or a one percent (1%) owner of the Company having annual compensation of more than $150,000.00. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(l) and the applicable regulations and other guidance of general applicability issued thereunder.

(c)	For purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date, the following shall apply:

1.

The present value of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one (1) year period ending on the determination date, including distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “five (5) year period” for” one (1) year period”.

2.	The accrued benefits and accounts of any individual who has not performed services for the Company during the one (1) year period ending on the determination date shall not be taken into account.

(d)

Company matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

*******

IN WITNESS WHEREOF, the Company has caused this THIRTY-SIXTH AMENDMENT to be executed by its authorized Officers and its Corporate Seal to be hereunto affixed and the Trustees have executed this Trust, all on the 15th day of June, 2012.

KANSAS CITY LIFE INSURANCE COMPANY

		By	/s/ Charles R. Duffy, Jr.
Senior Vice President

ATTEST:

By:	/s/ Janice L. Poe
Assistant Secretary
/s/ Charles R. Duffy, Jr.
Charles R. Duffy, Jr.

/s/ Donald E. Krebs
Donald E. Krebs

/s/ Mark A. Milton
Mark A. Milton

TRUSTEES

APPENDIX A

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1.	GENERAL RULES

1.1.	Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

1.2.

Coordination with Minimum Distribution Requirements Previously in Effect. If section 1.1 specifies an effective date of this Article that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Article will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article equals or exceeds the required minimum distributions determined under this Article, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article is less than the amount determined under this Article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article.

1.3.	Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

1.4.

Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

1.5.

TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

SECTION 2.	TIME AND MANNER OF DISTRIBUTIONS

2.1.	Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

2.2.

Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

a.	If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the participant died, or by December 31st of the calendar year in which the participant would have attained age 70 and  1/2, if later.

b.

If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the participant died.

c.

If there is no designated beneficiary as of September 30th of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the participant’s death.

d.

If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, the section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the participant.

For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the participant’s required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocable commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3.

Forms of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this Article. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

SECTION 3.	REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

3.1.

Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

a.

The quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

b.

If the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

3.2.

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

SECTION 4.	REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

4.1.	Death On or After Date Distributions Begin.

a.

Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(1)	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)

If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)

If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

b.

No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30th of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

4.2.	Death Before Date Distributions Begin

a.

Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in section 4.1.

b.

No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30th of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the participant’s death.

c.

Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the participant.

SECTION 5.	DEFINITIONS

5.1.

Designated beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2.

Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31st of that distribution calendar year.

5.3.	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

5.4.

Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5.	Required beginning date.

a.

More than 5% owner. A participant’s required beginning date is the April 1st following the close of the calendar year in which the participant attains age 70 and  1/2 if the participant is a more than 5% owner (as defined in Code section 416) with respect to the Plan year ending in that calendar year. If a participant is a more than 5% owner at the close of the relevant calendar year, the participant may not discontinue required minimum distributions notwithstanding the participant’s subsequent change in ownership status.

b.

Non 5% owners. If the participant is not a more than 5% owner, his required beginning date is the April 1st following the close of the calendar year in which the participant incurs a Separation from Service, or, if later, the April 1st following the close of the calendar year in which the participant attains age 70 and  1/2.

5.6.

Notwithstanding the preceding, a Participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied the requirement by receiving distributions that are: (1) equal to the 2009 RMDs or (2) one (1) or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least ten (10) years, will receive those distributions for 2009 unless the Participant or beneficiary affirmatively chooses not to receive such distributions. In addition, notwithstanding Paragraph 15.30, direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).